May 8, 2015

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Re: Supernova Energy, Inc.

Dear Sirs/Madams:

We have read Item 4.01 of the Current Report on Form 8-K dated May 8, 2015 of Supernova Energy, Inc. and we agree with the statements made therein concerning our firm.

Sincerely,

Sadler, Gibb & Associates, LLC